Exhibit 99.1

FOR RELEASE:	May 5, 2015

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP REPORTS

FIRST QUARTER 2015 EARNINGS

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust, today reported net income of $1.7 million for the quarter ended March 31, 2015, and basic and diluted earnings per share of $0.15, compared to net income of $272,000 and basic and diluted earnings per share of $0.04 for the first quarter of 2014. The momentum of the economies of scale seen from the third quarter 2014 merger with legacy Select is a primary factor in the notable changes seen from the first quarter of 2014 to the quarter ended March 31, 2015. The merger impacts the first quarter of 2014 to first quarter of 2015 comparisons, including merger related expenses incurred in the first quarter of 2014.

Total assets, deposits, and total loans for the Company as of March 31, 2015, were $748.4 million, $600.5 million, and $558.9 million, respectively, compared to total assets of $520.3 million, total deposits of $441.3 million, and total loans of $345.8 million as of the same date in 2014.

Asset quality remains solid. Non-performing loans increased to $13.5 million at March 31, 2015 from $11.9 million at December 31, 2014. Non-performing loans equaled 2.41% of loans at March 31, 2015, increasing from 2.15% of loans at December 31, 2014. Other real estate and repossessed assets equaled $1.6 million at December 31, 2014 and reduced to $1.2 million at March 31, 2015. For the quarter, net loan charge-offs were $55,000 or 0.04% of average loans, compared to a recovery of $139,000 or -0.10% of average loans in the fourth quarter of 2014. At March 31, 2015, the allowance for loan losses was $6.9 million, or 1.24% of total loans, up from $6.8 million or 1.24% of total loans at December 31, 2014.

Commenting on first quarter results, President and CEO William L. Hedgepeth II said, “We continue to be very pleased with the effects of our July 25, 2014 merger with legacy Select Bank. Our performance results to-date for 2015 have met our projections. We look forward to implementing our enhanced strategic plan in the upcoming quarters of 2015 and intend to utilize the combined resources of the merged institutions to further expand in the markets we serve. This is an exciting time for not only Select, but for all of our shareholders, customers and communities, as a larger, stronger community bank.”

Mr. Hedgepeth added, "In addition to operating in markets with healthy economies, as part of our strategic planning process and growth philosophy, we make an effort to seek out prime locations and identify and hire outstanding bankers and lenders. They are experienced in each market they serve, and astute and highly skilled business people, whose client base has proven to be exceptionally loyal. I have said many times - we will compete on interest rates on loans, but we will not sacrifice credit quality; and our asset quality numbers support this strategy."

"As we move into the second half of the year, we plan to consolidate our Burlington and Gibsonville financial centers to better serve both communities and an additional emphasis will be placed on our financial center in Raleigh that opened during 2013. Select’s strategy continues to focus both on profit growth and franchise growth, as we continue to expand, while maintaining exceptional asset quality."

Select Bank has branch offices in these North Carolina communities: Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Gibsonville, Goldsboro, Greenville, Lillington, Lumberton, Raleigh and Washington.

The information as of and for the quarter ended March 31, 2015, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company.

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Select Bancorp, Inc.
Selected Financial Information and Other Data
($ in thousands, except share and per share data)

	At or for the three months ended					At or for the twelve months ended

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014	December 31, 2013	December 31, 2012
Summary of Operations:
Total interest income	$8,242	$7,988	$7,541	$5,261	$5,314	$26,104	$22,903	$25,132
Total interest expense	939	1,141	1,169	1,098	1,111	4,519	5,258	6,632
Net interest income	7,303	6,847	6,372	4,163	4,203	21,585	17,645	18,500
Provision for (recovery of) loan losses	130	177	105	(427)	(49	(194	(325	(2,597
Net interest income after provision	7,173	6,670	6,267	4,590	4,252	21,779	17,970	21,097
Noninterest income	863	836	650	565	624	2,675	2,629	3,598
Merger related expenses	-	217	1,325	237	162	1,941	-	-
Noninterest expense	5,370	5,345	5,168	3,917	4,289	18,719	15,855	17,236
Income before income taxes	2,666	1,944	424	1,001	425	3,794	4,744	7,459
Provision for income taxes	923	666	230	388	153	1,437	1,803	2,822
Net Income	1,743	1,278	194	613	272	2,357	2,941	4,637
Dividends on Preferred Stock	19	19	19	-	-	38	-	-
Net income available to common Shareholders	$1,724	$1,259	$175	$613	$272	$2,319	$2,941	$4,637

Share and Per Share Data:
Earnings per share - basic	$0.15	$0.11	$0.02	$0.09	$0.04	$0.26	$0.43	$0.67
Earnings per share - diluted	$0.15	$0.11	$0.02	$0.09	$0.04	$0.26	$0.43	$0.67
Book value per share	$8.73	$8.59	$8.28	$8.30	$8.17	$8.59	$8.09	$7.84
Tangible book value per share	$7.99	$7.82	$7.50	$8.29	$8.14	$7.82	$8.07	$7.79
Ending shares outstanding	11,458,561	11,377,980	11,349,368	6,931,168	6,921,742	11,377,980	6,921,352	6,913,636
Weighted average shares outstanding:
Basic	11,426,378	11,375,803	10,195,846	6,923,640	6,921,651	8,870,114	6,918,814	6,898,147
Diluted	11,510,147	11,475,865	10,312,085	6,928,428	6,924,164	8,974,384	6,919,760	6,898,377

Selected Performance Ratios:
Return on average assets(2)	0.94%	0.65%	0.10%	0.48%	0.21%	0.37%	0.53%	0.81%
Return on average equity(2)	7.11%	5.23%	0.82%	4.35%	1.94%	3.12%	5.28%	8.79%
Net interest margin	4.30%	3.87%	3.99%	3.62%	3.60%	3.88%	3.46%	3.57%
Efficiency ratio (1)	65.76%	69.57%	73.60%	82.85%	88.85%	77.16%	78.20%	78.00%

Period End Balance Sheet Data:
Loans, net of unearned income	$558,923	$552,038	$546,475	$333,868	$345,827	$552,038	$346,500	$367,891
Total Earning Assets	663,017	698,266	710,005	458,696	470,544	698,266	483,054	543,674
Goodwill	7,077	7,077	7,077	-	-	7,077	-	-
Core Deposit Intangible	1,470	1,625	1,786	124	153	1,625	182	298
Total Assets	748,371	766,121	784,983	508,282	520,276	766,121	525,646	585,453
Deposits	600,520	618,902	644,093	428,734	441,298	618,902	448,458	498,559
Short term debt	18,943	20,733	18,077	7,179	7,624	20,733	6,305	17,848
Long term debt	25,282	25,591	26,049	12,372	12,372	25,591	12,372	12,372
Shareholders' equity	100,076	97,685	93,995	57,551	56,523	97,685	56,004	54,179

Selected Average Balances:
Gross Loans	$557,177	$546,626	$489,563	$336,286	$346,968	$430,571	$354,871	$391,648
Total Earning Assets	672,655	702,818	632,922	465,976	473,136	565,264	511,597	532,193
Core Deposit Intangible	1,546	1,714	1,496	136	167	884	237	389
Total Assets	748,047	776,839	709,480	514,539	520,746	631,905	555,354	574,616
Deposits	600,601	632,633	582,825	435,976	441,637	523,954	470,526	481,387
Short term debt	19,298	19,790	14,652	6,748	7,354	9,957	13,879	17,848
Long term debt	25,444	25,818	22,343	12,372	12,372	20,494	12,372	12,372
Shareholders' equity	99,376	97,030	84,744	57,158	56,780	74,365	55,701	52,769

Asset Quality Ratios:
Nonperforming loans	$13,473	$11,876	$12,375	$12,952	$14,605	$11,876	$15,856	$12,030
Other real estate owned	1,187	1,585	1,687	1,169	1,233	1,585	2,008	2,833
Allowance for loan losses	6,919	6,844	6,529	6,447	7,025	6,844	7,054	7,897
Nonperforming loans (3) to period-end loans	2.41%	2.15%	2.26%	3.88%	4.22%	2.15%	4.58%	3.27%
Allowance for loan losses to period-end loans	1.24%	1.24%	1.19%	1.93%	2.03%	1.24%	2.04%	2.15%
Delinquency Ratio (4)	0.23%	0.91%	0.36%	0.15%	0.21%	0.91%	0.25%	0.32%
Net loan charge-offs to average loans	0.04%	-0.10%	0.02%	0.18%	-0.02%	-0.03%	0.15%	-0.12%

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Annualized.
(3)	Nonperforming loans consist of non-accrual loans and restructured loans.
(4)	Delinquency Ratio includes 30-89 days past due and excludes non-accrual loans.